UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On September 30, 2016, Century Resorts Alberta Inc. (“CRA”), Century Casino Calgary Inc. (“CAL”) and Century Casino St. Albert Inc. (“CSA”), which are wholly-owned subsidiaries of Century Casinos, Inc. (the “Company”), entered into the Second Amended and Restated Credit Agreement (the “BMO Credit Agreement”), as borrowers, with the Bank of Montreal (“BMO”), as lender. The BMO Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated August 15, 2014, among CRA, CAL and BMO.

The BMO Credit Agreement was amended primarily to include an additional credit facility of CAD 30.0 million to provide additional financing for the acquisition of 100% of the issued and outstanding shares of Casino St. Albert Inc. (“CSAI”), Action ATM Inc. (“AAI”) and MVP Sports Bar Ltd. (“MVP”), and the related land and real property held by Game Plan Developments Ltd. (“GPD”) comprising the Apex Casino in St. Albert, Edmonton, Canada (the “Apex Acquisition”).  On October 1, 2016, CSAI, AAI and MVP merged with CSA, the surviving corporation, and the Company will operate the assets acquired in the Apex Acquisition through CSA. The advance for funding the Apex Acquisition through the BMO Credit Agreement has a term of five years beginning on September 30, 2016 and is guaranteed by the Company. Subject to the terms of the BMO Credit Agreement, the Company may choose to reduce the balances outstanding under Credit Facility A, Credit Facility B, Credit Facility C and Credit Facility D, each as described below, by prepaying the loans in advance without penalty.

The BMO Credit Agreement consists of the following five credit facilities:

1.

Credit Facility A is a CAD 1.1 million revolving credit facility, which may be used for general corporate purposes, including for the payment of costs related to the BMO Credit Agreement, ongoing working capital requirements and operating regulatory requirements.

2.

Credit Facility B is an approximately CAD 24.1 million committed, non-revolving, reducing standby facility, of which (i) CAD 13.0 million was used for the construction and development of the Century Downs Racetrack and Casino near Calgary, Alberta, Canada (the “REC Project”) and  (ii) the remainder was used for working capital or general corporate purposes. Once the principal amount of an advance under Credit Facility B has been repaid, it cannot be re-borrowed. As of September 30, 2016, the Company had no additional available borrowings under Credit Facility B.

3.

Credit Facility C is a CAD 11.0 million revolving credit facility, which may be used as additional financing for the REC Project. The Company may re-borrow the principal amount within the limits described in the BMO Credit Agreement for Capital Expenditures or Permitted Investments, each as defined in the BMO Credit Agreement. As of September 30, 2016, the Company had CAD 4.0 million that remained available for borrowing under Credit Facility C.

4.

Credit Facility D is a CAD 30.0 million committed, reducing term credit facility to finance the Apex Acquisition. Once the principal amount of the advance under Credit Facility D has been repaid, it cannot be re-borrowed.

5.	Credit Facility E is a CAD 3.0 million treasury risk management facility.

The interest rates of the credit facilities under the BMO Credit Agreement are as follows:

1.	Advances under Credit Facility A may be in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin;
b.	Advances denominated in USD and bearing interest at BMO’s floating rate for loans made in USD plus a margin;
c.	Issuances of a CAD letter of credit (with a maximum aggregate face value of CAD 100,000), bearing interest at a floating margin rate; and/or
d.	Advances under a business MasterCard credit facility, up to the maximum aggregate amount of CAD 200,000.
2.	Advances under Credit Facility B were available in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin;
b.	Advances denominated in USD and bearing interest at BMO’s floating rate for loans made in USD plus a margin;
c.	Advances denominated in CAD and bearing interest at a fixed rate for one to three months plus a margin;
d.	Advances denominated in USD and bearing interest at the LIBOR rate fixed for one, two, three or six months (in a minimum amount of USD 1 million and USD 500,000 increments thereafter); and/or
e.	A Banker’s Acceptance denominated in CAD and bearing interest at a fixed rate for 30-180 days (in a minimum amount of CAD 1 million and in CAD 500,000 increments thereafter).
3.	Advances under Credit Facility C may be in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin;
b.	Advances denominated in CAD and bearing interest at a fixed rate for one to three months plus a margin (in a minimum amount of CAD 500,000 and CAD 100,000 increments thereafter); and/or
c.	A Banker’s Acceptance denominated in CAD and bearing interest at a fixed rate for 30-180 days (in a minimum amount of CAD 1 million and in CAD 500,000 increments thereafter).
4.	Credit Facility D is limited to one drawdown on the closing date of the Apex Acquisition of up to the amount of the Credit Facility D limit in the form of:
a.	Advances denominated in CAD and bearing interest at BMO’s floating rate for loans made in CAD plus a margin;

b.	Advances denominated in CAD and bearing interest at a fixed rate for one to three months plus a margin (in a minimum amount of CAD 500,000 and in CAD 100,000 increments thereafter); and/or
c.	A Banker’s Acceptance denominated in CAD and bearing interest at a fixed rate for 30-180 days (in a minimum amount of CAD 1 million and in CAD 500,000 increments thereafter).
5.

Longer term fixed rates of interest, up to and including the full remaining term of the respective credit facilities can be achieved through the use of interest rate swaps with a deemed risk up to the maximum amount of Credit Facility E.

6.

Any funds that are not drawn down under either Credit Facility A or C are classified as a CAD Standby Facility and may be subject to standby fees ranging from 0.50% to 0.70% calculated daily and payable quarterly in arrears.

Under the BMO Credit Agreement, CRA, CAL and CSA are required to comply with positive and negative covenants, including certain financial covenants. The BMO Credit Agreement provides for certain events of default, which, if any of them occurs, could result in the obligations under the BMO Credit Agreement becoming due and payable immediately.

This summary of the BMO Credit Agreement is qualified in its entirety by reference to the text of the BMO Credit Agreement, a copy of which is filed with this Current Report on Form 8- K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets

On October 1, 2016, the Company completed the previously announced Apex Acquisition pursuant to the Share and Real Property Purchase Agreement (the “Purchase Agreement”), dated as of June 29, 2016, by and among Century Casinos Europe GmbH, 851896 Alberta Ltd., GPD, CSAI, AAI, MVP and Bruce McPherson, as amended. The Company, through its wholly-owned subsidiary, CSA, purchased the Apex Casino in St. Albert, Edmonton, Canada by acquiring 100% of the issued and outstanding shares of CSAI, AAI and MVP and related land and real property held by GPD. The Apex Casino is a 34,500 square foot casino facility located on approximately seven acres of land in St. Albert. The casino facility includes 382 slot machines, 11 live table games, a restaurant, a bar, a lounge and a banquet facility that can accommodate up to 175 guests.

The total consideration paid for the Apex Acquisition under the Purchase Agreement was CAD 29.9 million (the “Purchase Price”), which consisted of (i) a CAD 600,000 deposit paid in two equal parts on April 25, 2016 and June 29, 2016 and (ii) approximately CAD 26.5 million that was paid at closing. The remaining Purchase Price remains subject to certain holdbacks in respect of the closing date working capital and other indemnities that exist in the Purchase Agreement (the “Holdbacks”). The Holdbacks will be held in an escrow account until the completion of the closing working capital statement and the expiration of the agreed upon timelines.

The foregoing description of the Apex Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement, dated September 30, 2016, by and among Century Resorts Alberta Inc., Century Casino Calgary Inc., Century Casino St. Albert Inc. and Bank of Montreal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: October 6, 2016

By: /s/ Margaret Stapleton

Margaret  Stapleton

Executive Vice President and Principal Financial/Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement, dated September 30, 2016, by and among Century Resorts Alberta Inc., Century Casino Calgary Inc., Century Casino St. Albert Inc. and Bank of Montreal.